SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                                 August 9, 1999
                        (Date of earliest event reported)

                               COMCAST CORPORATION
               (Exact name of registrant as specified in charter)



       Pennsylvania                   0-6983                  23-1709202
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                           Identification No.)



1500 Market Street, Philadelphia, Pennsylvania               19102-2148
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number including area code: (215) 665-1700



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ITEM 5.  Other Events.

                  On August 9, 1999, Comcast Corporation (the "Company"), announced that it plans to commence an offer to exchange (the "Exchange Offer")
1.4 shares of its Class A Special Common Stock for each share of Class A Common Stock or Common Stock of Jones Intercable, Inc., ("Jones Intercable"), for up to 79% of the combined number of shares of Jones Intercable Class A Common Stock and Common Stock outstanding (subject to certain terms and conditions to be contained in the offer documents). Based on the closing market prices of the Company's Class A Special Common Stock, Jones Intercable Class A Common Stock and Jones Intercable Common Stock as of August 6, 1999, the Exchange Offer would value each share of Jones Intercable Class A Common Stock at $50.31, a 9.1% premium over its closing price and each share of Jones Intercable Common Stock at $50.31, a 12.7% premium over its closing price. The Company expects to commence the Exchange Offer as soon as reasonably practicable after a registration statement on Form S-4 relating to its Class A Special Common Stock to be offered in the Exchange Offer is filed with and declared effective by the Securities and Exchange Commission, pursuant to applicable securities laws. The Company intends to contribute the shares of Jones Intercable Class A Common Stock and Jones Intercable Common Stock received in the Exchange Offer to Comcast Cable Communications, Inc., an indirect wholly owned subsidiary of the Company.

                  A copy of the Company's press release dated August 9, 1999 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

                  (c)      Exhibits:

                  99.1     Press Release dated August 9, 1999.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            COMCAST CORPORATION



                                            By: /s/ Arthur R. Block
                                                Vice President and
                                                Senior Deputy General Counsel




Date:  August 9, 1999






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                                  EXHIBIT INDEX

Exhibit No.                          Exhibit
99.1                    Press Release dated August 9, 1999.